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                                                                   Exhibit 10.21

                              CONSULTING AGREEMENT

                                     BETWEEN

                        SEMINIS VEGETABLE SEEDS, INC AND
                         N&N CORPORATE CONSULTING, S.C.


      THIS AGREEMENT, effective as of April 1, 2003, by and between Seminis Vegetable Seeds, Inc. (herein called Company) and N&N Corporate Consulting, S.C. (herein called Consultant).

                                   WITNESSETH:

      WHEREAS, Company has requested the assistance of Consultant to provide professional services; and

      WHEREAS, Consultant is willing to perform such services;

      NOW, THEREFORE, Company and Consultant agree as follows:

      I.    Scope of Work

            Consultant agrees to provide professional services and consulting as requested by the Chairman and CEO of Company.

      II.   Term of Agreement and Schedule

            The term of this Agreement shall be from the date first above written and shall end on August 31, 2003.

      III.  Compensation and Payment

            As full and complete compensation for the Consultant's services performed under this Agreement, Company agrees to pay to Consultant a total gross of $100,000 per month until a total of $500,000 has been paid. Consultant will be responsible for reporting and payment of all taxes on any payments made by Company.

            Payments will be made by Company upon receipt of invoices from Consultant to be approved by Chief Financial Officer of Company.
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            Consultant may be asked by the Company to travel on the Company's business. Company will reimburse Consultant for expenses relating to the work performed by Consultant for Company. All expense reimbursements must be approved by the Chief Financial Officer of Company.

      IV.   Confidential Information

            "Confidential Information" shall mean that information disclosed to Consultant in connection with, and during the term of this Agreement in connection with the services to be performed hereunder. It shall also mean information, concepts, and methodology arising out of the work performed hereunder, including drafts and associated materials. All Confidential Information disclosed to Consultant during the term of, or in anticipation of, this Agreement shall be deemed to be in connection with this Agreement. The term "Confidential Information" shall not mean any information which is previously known to Consultant without obligation of confidence, or without breach of this Agreement; is publicly disclosed by Company either prior or subsequent to Consultant's receipt of such information; or is rightfully received from a third party without obligation of confidence.

            Consultant agrees to hold all Confidential Information in trust and confidence and not to use such Confidential Information other than for the benefit of Company, during the term of this Agreement. Except as may be authorized in writing by Company, Consultant agrees not to disclose any such Confidential Information, by publication or otherwise, to any person other than those who have a need to know for purposes of carrying out services in connection with this Agreement, and who agree to be bound by and comply with the provisions of this Section. Consultant may make a reasonable number of copies of documents or other media containing Confidential Information for purposes of performing the services under this Agreement. Upon termination or expiration of this Agreement, Consultant will return to Company all written or descriptive matter or other documents, tapes or any other media which contain any such Confidential Information.

      V.    Rights in Data

            All of the materials produced in connection with this Agreement shall belong exclusively to Company and shall be deemed to be works made for hire. To the extent that any of these materials may not, by operation of law, be works made for hire, Consultant hereby assigns to Company the ownership of copyright in these materials, and Company shall have the right to obtain and hold in its own name or transfer to others, copyrights, and similar protection which may be available in such materials.

            Consultant shall have the right to list/name Company as a client and to use Company as a reference; however, any further use of Company's name promotionally or otherwise in connection with Consultant's business shall be subject to Company's prior written approval.


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      VI.   Termination

            Upon termination or expiration of this Agreement, Consultant shall promptly deliver to Company all work performed by Consultant under this Agreement including all documentation and all copies thereof. In addition, Consultant will return all Company property.

      VII.  Independent Contractor

            Under this Agreement, Consultant agrees that it will perform as an independent contractor, and not as an agent or employee of Company. As an independent contractor Consultant agrees to be responsible for the payment of all taxes and withholdings specified by law, which may be due in regard to compensation paid by Company.

      VIII. Governing Law and Entire Agreement

            This Agreement shall be governed by the laws of the state of California and constitutes the entire Agreement between Company and Consultant with respect to the furnishing of consulting services. The foregoing terms and conditions shall prevail notwithstanding any variance with the terms and conditions of the proposal submitted Consultant.

      IX.   Compliance with Law

            Consultant warrants that in the performance of this Agreement, it has complied and will comply with all applicable federal, state, and local laws.

      X.    Force Majeure

            Neither party shall be held responsible for any losses resulting if the fulfillment of any terms or provisions of this Agreement are delayed or prevented by any cause not within the control of the party whose performance is interfered with, and which, by the exercise of reasonable diligence, said party is unable to prevent.

      XI.   Survival Beyond Termination or Completion

            The provisions of Sections IV. (Confidential Information) and V. (Rights in Data) shall survive the termination or completion of this Agreement.

      XII.  Entire Agreement

            This Agreement is the sole agreement between the parties with respect to the work to be performed hereunder. This Agreement supersedes all prior writings and representations with respect to the work and may be modified or rescinded only by a writing signed by both parties or their authorized agents.


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      IN WITNESS WHEREOF, the parties hereunder have executed this Agreement as of the day and year first above written.


Company:

By    /s/ Bruno Ferrari
      ---------------------------------

Title SR. VP HR LEGAL
      ---------------------------------

Date  03/10/03
      ---------------------------------


Consultant:

By    /s/ EUGENIO NAJERA SOLORZANO
      ---------------------------------

Title CEO
      ---------------------------------

Date  03/10/03
      ---------------------------------